SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report:    May 22, 1997

                 Date of Earliest Event Reported:  May 19, 1997


                                TANDYCRAFTS, INC.

                             A DELAWARE CORPORATION


            1-7258                                     75-1475224
            ------                                     ----------
   (Commission File Number)                (IRS Employer Identification No.)



                              1400 Everman Parkway
                            Fort Worth, Texas  76140
                                 (817) 551-9600


ITEM 5.   OTHER EVENTS
          ------------

       On May 16, 1997, the Registrant's Board of Directors voted to adopt a Rights Agreement pursuant to which Rights to purchase shares of the Registrant's Common Stock will be distributed as a dividend, one Right per share, to record owners of the registrant's Common Stock as of the close of business on May 29, 1997. The Rights Agreement was not adopted in response to any known offers for the Registrant. The Registrant's press release and letter to shareholders announcing the Board's action, each dated May 19, 1997, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated in their entirety herein by reference. At the same time, the Registrant's Bylaws were amended by vote of the Board of Directors to include provisions relating to the procedures for the introduction of matters by shareholders at meetings of shareholders. The Amendment to the Registrant's Bylaws is attached hereto as Exhibit 3.(ii).

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
          ------------------------------------------------------------------

          (c)  Exhibits.

               The following documents are filed as exhibits to this report:

               3.(ii)  Amendment to Bylaws of Tandycrafts, Inc.

               4.1 Rights Agreement between Tandycrafts, Inc. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, dated May 19, 1997.

               99.1    Press release dated May 19, 1997.

               99.2 Letter to Shareholders of Tandycrafts, Inc. dated May 19, 1997, including attached Summary of Rights to Purchase Shares of Tandycrafts, Inc. Common Stock.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                   TANDYCRAFTS, INC.


Date:  May 21, 1997                By:/s/ Michael J. Walsh
                                     ---------------------------
                                     Michael J. Walsh, President
                                     and Chief Executive Officer


Date:  May 21, 1997                By:/s/ James D. Allen
                                     ---------------------------
                                     James D. Allen, Executive Vice
                                     President and Chief Financial
                                     Officer